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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2000
                                                      REGISTRATION NO. 333-95135
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                                  TELLABS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           __________________________

                DELAWARE                                  36-3831568
      (State or Other Jurisdiction                     (I.R.S. Employer
    of Incorporation or Organization)               Identification Number)

          4951 INDIANA AVENUE
            LISLE, ILLINOIS                               60532-1698
 (Address of Principal Executive Offices)                 (Zip Code)

                SALIX TECHNOLOGIES, INC. 1998 OMNIBUS STOCK PLAN
                                       AND
                  OPTION AGREEMENT DATED AS OF DECEMBER 1, 1997
                            (Full Title of the Plan)

                               CAROL COGHLAN GAVIN
                       VICE PRESIDENT AND GENERAL COUNSEL
                                  TELLABS, INC.
                               4951 INDIANA AVENUE
                           LISLE, ILLINOIS 60532-1698
                                 (630) 378-8800
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                 SIDLEY & AUSTIN
                                 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60603
                                 (312) 853-7000
                            ATTENTION: IMAD I. QASIM

================================================================================


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                             INTRODUCTORY STATEMENT

     TELLABS, INC., a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-95135) by filing this Post-Effective Amendment No. 1 on Form S-8.

     On February 29, 2000, SALIX Technologies, Inc., a Delaware corporation ("SALIX"), became a wholly-owned subsidiary of the Registrant upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of December 21, 1999 (the "Merger Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant, and SALIX. Each option (an "Outstanding Option") to purchase common stock, $.01 par value per share, of SALIX ("SALIX Common Stock"), which was outstanding immediately prior to the effective time of the Merger (the "Effective Time") pursuant to SALIX's 1998 mnibus Stock Plan and pursuant to the Option Agreement dated as of December 1, 1997 between SALIX and Gene Carlock became an option to purchase the number of shares of common stock, $.01 par value per share, of the Registrant ("Common Stock") (decreased to the nearest whole share), determined by multiplying (i) the number of shares of SALIX Common Stock subject to such Outstanding Option immediately prior to the Effective Time by (ii) 0.381 (the "Exchange Ratio"), at an exercise price per share of Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of SALIX Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Each Outstanding Option will otherwise be exercisable upon the same terms and conditions as were applicable immediately prior to the Effective Time.

     This Post-Effective Amendment relates to the offer and sale after the Effective Time of Common Stock pursuant to and in accordance with the Outstanding Options.





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                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed (file number 0-9692) by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

1.        The Registrant's Annual Report on Form 10-K for the year ended January
          1, 1999;

2.        The Registrant's Report on Form 11-K for the year ended December 31,
          1998;

3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 2, 1999, July 2, 1999 and October 1, 1999;

4. The Registrant's Current Reports on Form 8-K filed with the SEC on April 22, 1999, April 29, 1999, July 7, 1999, August 18, 1999,
          November 12, 1999, November 16, 1999 and December 16, 1999; and

5. The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-95135) to which this Post-Effective Amendment No. 1 relates under the caption "Description of Tellabs Capital Stock".

          All reports and other documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by James M. Sheehan, Assistant General Counsel of the Registrant. Mr. Sheehan is a stockholder of the Registrant and holds options to purchase shares of Common Stock.


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

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Amended and Restated By-Laws of the Registrant (the "Registrant By-Laws") require the Registrant to indemnify its current and former officers and directors and those who serve or have served, at Registrant's request, as a director, officer, employee, fiduciary or agent of another enterprise, from expenses, liabilities and losses (including attorneys' fees) actually and reasonably incurred in connection with any action, suit or proceeding in which they or any of them are or are threatened to be made parties by reason of their having acted in such capacity. This indemnification inures to the benefit of such person's heirs, executors and administrators. However, in certain circumstances, the Registrant is required to indemnify such persons for any action, suit or proceeding that is initiated by them only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The right to indemnification under the Registrant By-Laws is a contract right and, subject to certain conditions, includes the right to be paid by the Registrant the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The Registrant By-Laws further provide that the indemnification and payment of expenses incurred provided therein is not exclusive of any other rights to which those seeking indemnification may be entitled.

          Section 145 of the Delaware corporation statute authorizes indemnification by the Registrant of directors and officers under the circumstances provided in the provisions of the Registrant By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

          The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the Registrant By-Laws and to insure the officers and directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          (a) The following is a list of Exhibits included as part of this Post-Effective Amendment. Items marked with a single asterisk are filed herewith. Items marked with a double asterisk were filed by the Registrant with the SEC on January 21, 2000 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates.

          4.1 Registrant's Restated Certificate of Incorporation dated June 24, 1992, is hereby incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4 filed on July 21, 1998.

          4.2 Registrant's Amended and Restated By-laws, as amended January 27, 1993, are hereby incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1993.

          *4.3    SALIX Technologies, Inc. 1998 Omnibus Stock Plan.


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

          *4.4 Option Agreement dated as of December 1, 1997 between SALIX Technologies, Inc. and Gene Carlock.

          **5.1 Opinion of James M. Sheehan regarding the legality of the securities being registered.

          *23.1   Consent of Ernst & Young LLP.

          *23.2   Consent of Grant Thornton LLP.

          *23.3   Consent of PricewaterhouseCoopers LLP.

          *23.4   Consent of KPMG LLP.

          23.5 Consent of James M. Sheehan (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

          **24.1  Powers of Attorney.

          (b)     Not applicable.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


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          (2) That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on March 10, 2000.

                                  TELLABS, INC.


                                  By: /s/ Michael J. Birck
                                     ---------------------------------
                                          Michael J. Birck
                                          President and Chief Executive Officer




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          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                Capacity                       Date
             ---------                                --------                       ----
       /s/ Michael J. Birck              President, Chief Executive Officer     March 10, 2000
------------------------------------     and Director
           Michael J. Birck              (Principal Executive Officer)

         /s/ Joan E. Ryan                Chief Financial Officer                March 10, 2000
------------------------------------     (Principal Financial Officer)
             Joan E. Ryan

                   *                     Vice President
------------------------------------     (Principal Accounting Officer)
        Robert E. Swininoga

                   *                     Director
------------------------------------
       John D. Foulkes, Ph.D.

                   *                     Director
------------------------------------
         Peter A. Guglielmi

                   *                     Director
------------------------------------
          Brian J. Jackman

                   *                     Director
------------------------------------
        Frederick A. Krehbiel

                   *                     Director
------------------------------------
   Stephanie Pace Marshall, Ph.D.

                   *                     Director
------------------------------------
                William F. Souders

                   *                     Director
------------------------------------
                  Jan H. Suwinski

*By:   /s/ Michael J. Birck                                                     March 10, 2000
    --------------------------------
           Michael J. Birck
          As Attorney-in-Fact





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                                  EXHIBIT INDEX

          The following is a list of Exhibits included as part of this Post-Effective Amendment. Items marked with a single asterisk are filed herewith. Items marked with a double asterisk were filed by the Registrant with the SEC on January 21, 2000 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates.

          4.1 Registrant's Restated Certificate of Incorporation, dated June 24, 1992, is hereby incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4 filed on July 21, 1998.

          4.2 Registrant's Amended and Restated By-laws, as amended January 27, 1993, are hereby incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1993.

          *4.3    SALIX Technologies, Inc. 1998 Omnibus Stock Plan.

          *4.4 Option Agreement dated as of December 1, 1997 between SALIX Technologies, Inc. and Gene Carlock.

          **5.1 Opinion of James M. Sheehan regarding the legality of the securities being registered.

          *23.1   Consent of Ernst & Young LLP.

          *23.2   Consent of Grant Thornton LLP.

          *23.3   Consent of PricewaterhouseCoopers LLP.

          *23.4   Consent of KPMG LLP.

          23.5 Consent of James M. Sheehan (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

          **24.1  Powers of Attorney.







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